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                                                                     EXHIBIT 1.1

                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                       MANUFACTURED HOME COMMUNITIES, INC.


         The undersigned, in order to amend the Articles of Incorporation of Manufactured Home Communities, Inc. (the "Corporation"), hereby certifies:

         1. That the Articles of Incorporation of the Corporation are hereby amended so that Article II thereof shall read in its entirety as follows:

                                   "ARTICLE II

                                      NAME

         The name of the corporation (the "Corporation") is: Equity Lifestyle Properties, Inc."

         2. That said amendment was duly approved by a majority of the entire Board of Directors of the Corporation in accordance with the provisions of
Section 2-605 of the General Corporation Law of the State of Maryland (the
"GCL").

         3. That said amendment is limited to a change expressly authorized by
Section 2-605 of the GCL to be made without action by the stockholders.

         IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and attested to by its Secretary on this 15th day of November, 2004, and its President acknowledges, in the name and on behalf of the Corporation, that these Articles of Amendment are the act and deed of the Corporation, and that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief, under the penalties of perjury.


ATTEST:                             MANUFACTURED HOME COMMUNITIES, INC.



     /s/ Ellen Kelleher            By: /s/ Thomas P. Heneghan
------------------------------         -----------------------------------------
         Ellen Kelleher                    Thomas P. Heneghan
         Secretary                         President and Chief Executive Officer